Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Suffolk Bancorp

Riverhead, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-160829) of our reports dated March 30, 2012 relating to the consolidated financial statements of Suffolk Bancorp and the effectiveness of its internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

New York, New York

March 30, 2012